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                                                                    EXHIBIT j(3)

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors and Shareholders
Short-Term Investments Co.:

We consent to the use of our reports on the series portfolios of Short-Term Investments Co. dated October 6, 2000 included herein and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Auditors" in the Statements of Additional Information.


/s/ KMPG LLP
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Houston, Texas
December 14, 2001